UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  May 3, 2012

AMERICAN CAMPUS COMMUNITIES, INC.
(Exact name of Registrant as specified in its Charter)

Maryland	001-32265	760753089
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. Employer Identification Number)

12700 Hill Country Boulevard, Suite T-200
Austin, TX 78738
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code:  (512) 732-1000

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07     Submission of Matters to a Vote of Security Holders

At the Annual Meeting of Stockholders held on May 3, 2012, there were 74,675,197 common shares entitled to be voted; 67,991,637 shares were voted in person or by proxy.  The stockholders voted on the following matters at the Annual Meeting:

1.        Election of six director nominees to hold office for a one-year term;

2.        Ratification of the selection of Ernst & Young LLP as the Company's independent registered public accounting firm for fiscal year 2012; and

3.        On an advisory basis, approval of the executive compensation disclosed in the Proxy Statement.

The results of the stockholder votes are set forth below:

Board of Directors

	Affirmative	Withheld
William C. Bayless, Jr.	65,473,336	80,260
R.D. Burck	65,462,988	90,608
G. Steven Dawson	64,490,593	1,063,003
Cydney C. Donnell	65,468,445	85,151
Edward Lowenthal	63,907,015	1,646,581
Winston W. Walker	64,483,211	1,070,385

There were 2,438,041 broker non-votes with respect to the election of directors.

Independent Registered Public Accounting Firm

Affirmative	Negative	Abstentions
67,518,643	460,201	12,793

Approval, on an Advisory Basis, of Executive Compensation

Affirmative	Negative	Abstentions	Broker Non-Votes
62,102,491	3,435,464	15,641	2,438,041

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	May 7, 2012	AMERICAN CAMPUS COMMUNITIES, INC.

		By:	/s/ Jonathan A. Graf
Jonathan A. Graf
Executive Vice President, Chief Financial
Officer, Secretary and Treasurer